                         FIRST AMENDMENT TO
                     CREDIT AND SECURITY AGREEMENT

     This First Amendment, dated as of November 5, 1996, is made by and between MacUSA, Inc., a Minnesota corporation (the "Borrower"), and Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                               Recitals

     The Borrower and the Lender have entered into a Credit and Security Agreement dated as of January 3, 1996 (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The loan advances under the Credit Agreement are evidenced by the Borrower's Revolving Note dated as of January 3, 1996, in the maximum principal amount of $4,000,000 and payable to the order of the Lender (the "Revolving Note").

     The Borrower has requested that certain amendments be made to the Credit Agreement. The Lender is willing to grant the Borrower's request subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this First Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

     "'Borrowing Base' means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

     (a)  the Maximum Line; or

     (b)  the sum of:

          (i)   75% of Eligible Accounts, PLUS

          (ii)  the lesser of (A) 20% of Eligible Inventory or (B) $500,000,
                PLUS

          (iii) the lesser of $600,000 or 50% of the market value of the CAM Stock."


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     "'First Amendment' means that certain First Amendment to Credit and
  Security Agreement dated as of October  __, 1996."

     "'Floating Rate' means an annual rate equal to the sum of the Base Rate plus two percent (2.0%), which annual rate shall change when and as the Base Rate changes."

     2. MINIMUM INTEREST CHARGE. Section 2.3 of the Credit Agreement is hereby amended by adding the following new subsection (e):

     "(e) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Section 2.3(a), the Borrower shall pay to the Lender interest of not less than $10,000 per calendar quarter (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.3(a) on the last day of each calendar quarter and the Termination Date or earlier prepayment by the Borrower or demand for payment by the Lender.

     3. TERMINATION DATE. That part of Section 2.6 of the Credit Agreement which reads as follows:

  "Unless terminated by the Lender at any time or by the Borrower pursuant to
  Section 2.7, the Credit Facility shall remain in effect until December 31, 1996. December 31, 1996 is herein referred to as the 'Termination Date'."

is hereby amended to read as follows:

  "Unless terminated by the Lender at any time or by the Borrower pursuant to
  Section 2.7, the Credit Facility shall remain in effect until April 30, 1997. April 30, 1997 is herein referred to as the 'Termination Date'."

     4.  COMPLIANCE CERTIFICATE.  Notwithstanding Sections 6.1(a), (b) and
(d) of the Credit Agreement, the compliance certificate and certificate concerning projections, required to be provided by the Parent to the Lender, shall hereafter be signed by both the Parent and Borrower.

     5. MINIMUM BOOK NET WORTH PLUS SUBORDINATED DEBT. Section 6.14 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.14:

  "Section 6.14 MINIMUM BOOK NET WORTH PLUS SUBORDINATED DEBT. The Borrower shall cause the Parent to maintain, during each period described below, the sum of its consolidated Book Net Worth plus the Subordinated Debt, determined as at

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  the end of each month, at an amount not less than the amount set forth opposite such period:

                 Month Ending                   Minimum Worth plus
                 ------------                        SubDebt
                                                ------------------
                 January 31, 1996                   $ 2,302,000
                 February 29, 1996                  $ 2,223,000
                  March 31, 1996                    $ 2,228,000
                  April 30, 1996                    $ 2,217,000
                  May 31, 1996                      $ 2,228,000
                  June 30, 1996                     $ 2,288,000
                  July 31, 1996                     $ 2,292,000
                August 31, 1996                     $ 2,300,000
               September 30, 1996                   $ 2,250,000
               October 31, 1996                     $ 2,250,000
               November 30, 1996                    $ 2,300,000
               December 31, 1996                    $ 2,300,000
               January 31, 1997                     $ 2,300,000
               February 28, 1997                    $ 2,300,000
                  March 31, 1997                    $ 2,300,000


     6.  MAXIMUM DEBT TO BOOK NET WORTH PLUS SUBORDINATED DEBT RATIO. Section
6.15 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.15:

     "Section 6.15 MAXIMUM DEBT TO BOOK NET WORTH PLUS SUBORDINATED DEBT RATIO. The Borrower shall cause the Parent to maintain the ratio of its consolidated Debt to the sum of its consolidated Book Net Worth plus the Subordinated Debt, determined as at the end of each month, at not more than 3.30 to 1.00."

     7. MINIMUM NET INCOME. Section 6.16 of the Credit Agreement is amended in its entirety and replaced with the following new Section 6.16:

     "Section 6.16 MINIMUM NET INCOME. The Borrower shall not permit the Parent to allow its consolidated Net Income for each month-end set forth below to be less than the amount indicated:

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                         Month Ending           Minimum Consolidated
                         ------------                Net Income
                                                --------------------

                        August 31, 1996              ($400,000)
                      September 30, 1996             ($450,000)
                       October 31, 1996              ($450,000)
                      November 30, 1996              ($400,000)
                      December 31, 1996              ($400,000)
                       January 31, 1997               ($10,000)
                      February 28, 1997                  $0
                       March 31, 1997                    $0


     8. MINIMUM MONTHLY NET INCOME. A new section is added to the Credit Agreement immediately after Section 6.16 and shall read as follows:

     "Section 6.17 MINIMUM MONTHLY NET INCOME. The Borrower shall not permit the Parent to allow consolidated net income for any given month, calculated in accordance with GAAP, to be less than ($75,000)."

     9. DIVIDENDS. That part of Section 7.5 of the Credit Agreement which reads as follows:

     "The Parent and Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Parent) . . ."

is hereby amended to read as follows:

     "During fiscal year 1996, the Borrower will not, nor will the Borrower permit the Parent to, declare or pay any dividends (other than dividends payable solely in stock of the Parent) . . ."

In addition, the following language is added at the end of Section 7.5:

     "During fiscal year 1997, the Borrower will not, nor will the Borrower permit the Parent to, declare or pay any dividends in excess of Net Income."

    10. CAPITAL EXPENDITURES. Section 7.10 of the Credit Agreement is amended in its entirety and replaced with the following new Section 7.10:

    "Section 7.10 CAPITAL EXPENDITURES. The Borrower will not, nor will the Borrower permit the Parent to, incur Capital Expenditures or contract to incur Capital

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  Expenditures of more than $300,000 in the aggregate during the 1996 fiscal year, and $100,000 in the aggregate during the period from January 1, 1997 through April 30, 1997. In addition, the Borrower will not, nor will the Borrower permit the Parent to, incur or contract to incur Capital Expenditures of more than $100,000 in any one transaction.

    11. WAIVER OF DEFAULTS. The Borrower is in default of the following provisions of the Agreement (collectively, the "Defaults"):

    (a) Section 6.16 MINIMUM NET INCOME. The Borrower is in default of the minimum Net Income covenant for the months ending as set forth below:

        Month         Actual Net Income               Minimum Net Income
        -----         -----------------               ------------------

    April 30, 1996       ($225,131)                       ($120,000)
    May 31, 1996         ($265,347)                       ($110,000)
    June 30, 1996        ($283,657)                        ($70,000)
    July 31, 1996        ($275,275)                        ($50,000)

In addition, to the extent that the Borrower made any payments on the Subordinated Debt after these Defaults had occurred, such payments constitute an Event of Default under the Credit Agreement. Upon the terms and subject to the conditions set forth in this First Amendment, the Bank hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

    12. NO OTHER CHANGES. Except as explicitly amended by this First Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

    13. AMENDMENT, DEFAULT WAIVER AND EXTENSION FEES. The Borrower agrees to pay the Lender a fully earned, non-refundable fee in the amount of $5,000 in consideration of the execution by the Lender of this Amendment; $2,500 of such fee shall be due and payable to the Lender on the date of this First Amendment and the remaining $2,500 shall be due and payable to the Lender on November 1, 1996. In addition, the Borrower agrees to pay the Lender a fully earned, non-refundable fee in the amount of $3,000 in consideration for extending the Credit Facility, payable no later than January 2, 1997.

    14. CONDITIONS PRECEDENT. This First Amendment and the waiver set forth in paragraph 10 shall be effective when the Lender shall have received an executed original


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hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a)  A Certificate of the Secretary of the Borrower certifying as to
     (1) the resolutions of the board of directors of the Borrower approving the execution and delivery of this First Amendment, (2) the fact that the Articles of Incorporation and Bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's Secretary dated as of January 3, 1996 (the "Certificate of Authority") in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (3) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this First Amendment and all other documents, agreements and certificates on behalf of the Borrower.

         (b)  Payment of the fees described in paragraph 12.

         (c)  Such other matters as the Lender may require.

         15. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has all requisite power and authority to execute this First Amendment and to perform all of its obligations hereunder, and this First Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this First Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

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         (c)  All of the representations and warranties contained in Article
     V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         16. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         17. NO OTHER WAIVER. Except as set forth in paragraph 10 hereof, the execution of this First Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this First Amendment.

         18. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this First Amendment, whether such claims, demands and causes of action are matured or unmatured.

         19. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this First Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 12 hereof.


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         20.  MISCELLANEOUS. This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.


                          [SIGNATURE PAGE FOLLOWS]





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

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.


NORWEST BANK MINNESOTA,                       MACUSA, INC.
 NATIONAL ASSOCIATION


                                              By /s/ Joel A. Ronning
By [illegible]                                   ----------------------------
  ------------------------------                 Joel A. Ronning
  Its Vice President                             Its President
      --------------------------




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


                          ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

         The undersigned, each a guarantor of the indebtedness of MacUSA, Inc. (the "Borrower") to Norwest Bank Minnesota, National Association (the "Lender") pursuant to separate guaranties each dated as of January 3, 1996 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing First Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 18 of the First Amendment) and execution thereof; (iii) reaffirms his or its respective obligations to the Lender pursuant to the terms of his or its respective Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its respective Guaranty for all of the Borrower's present and future indebtedness to the Lender.

TECH SQUARED, INC.                     TABOR RESOURCES, INC.




By /s/ Joel A. Ronning                 By /s/ Joel A. Ronning
  ---------------------------             --------------------------
   Joel A. Ronning                         Joel A. Ronning
   Its President                           Its President


PERIPHERAL LAND, INC.


                                          /s/ Joel A. Ronning
By /s/ Joel A. Ronning                 --------------------------
  ---------------------------
  Joel A. Ronning
  Its President